UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 24, 2012

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Life Partners Holdings, Inc. (“we”) held our 2011 Annual Meeting of Shareholders on January 24, 2012. The following is a summary of the matters voted upon at the Annual Meeting and the votes cast on each matter.

The shareholders elected our nominees for the Board of Directors (the “Board”). The nominees, the number and type of votes, and the number of broker non-votes were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Brian D. Pardo	10,386,118	1,755,172	3,863,260
R. Scott Peden	10,392,044	1,749,246	3,863,260
Fred Dewald	10,833,687	1,307,603	3,863,260
Tad M. Ballantyne	10,830,713	1,310,577	3,863,260
Harold E. Rafuse	10,834,269	1,307,021	3,863,260

The shareholders ratified the appointment of Whitley Penn, LLP, as our independent registered public accounting firm for the fiscal year ending February 29, 2012. The number and type of votes cast were as follows:

Votes for approval	14,615,482
Votes against	1,345,742
Abstentions	43,326

There were no broker non-votes for this item.

The shareholders recommended to approve, by non-binding vote, executive compensation. The number and type of votes cast were as follows:

Votes for approval	10,560,689
Votes against	1,501,068
Broker non-votes	3,863,260

The shareholders recommended, by non-binding vote, the frequency of a vote on executive compensation. The number and type of votes cast were as follows:

Votes for 1 year	11,911,084
Votes for 2 years	73,149
Votes for 3 years	119,048
Abstentions	38,009

There were no broker non-votes for this item.

2

Item 8.01. Other Events

On January 25, 2012, we issued a press release covering our annual meeting. The press release is furnished as an exhibit and is posted on our website (www.lphi.com).

The information in this Form 8-K under Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated January 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 25, 2012.

Life Partners Holdings, Inc.

By: /s/ David M. Martin
___________________________________
David M. Martin
Principal Financial Officer

3

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page

99.1	Press release dated January 25, 2012	5

4